Exhibit 10.3

                          Peoples Federal Savings Bank
           Executive Officers and Directors Deferred Compensation Plan

                           Effective December 31, 2000



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                                TABLE OF CONTENTS


ARTICLE I
   Plan Participants.......................................................... 1

ARTICLE II
   Plan Benefits.............................................................. 1

ARTICLE III
   Vesting.................................................................... 1

ARTICLE IV
   Distribution of Accounts................................................... 1

ARTICLE V
   Change in Control.......................................................... 2

ARTICLE VI

Insolvency.................................................................... 3

ARTICLE VII
   Administration of the Plan................................................. 3

ARTICLE VIII
   Amendment or Termination................................................... 4

ARTICLE IX
   Fiduciary Responsibility and Liability..................................... 4

ARTICLE X
   Miscellaneous.............................................................. 5

SCHEDULE A.................................................................... 7

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                          Peoples Federal Savings Bank
           Executive Officers and Directors Deferred Compensation Plan

      Effective December 31, 2000, Peoples Federal Savings Bank (the "Bank") hereby establishes the Peoples Federal Savings Bank Executive Officers and Directors Deferred Compensation Plan (the "Plan") for members of its Board of Directors (the "Board") and Executive Officers, as set forth herein.

                                    ARTICLE I
                                PLAN PARTICIPANTS
                                -----------------

      Attached hereto as Schedule A is a list of the Directors and Executive Officers who will participate in the Plan. The Directors and Executive Officers listed on Schedule A shall be referred to hereinafter as "Participants."


                                   ARTICLE II
                                  PLAN BENEFITS
                                  -------------

      Each Participant eligible for benefits under the Plan shall receive annual payments equal to Seventeen Thousand Eight Hundred Dollars ($17,800) for a ten year period certain. This benefit shall be known as the "Retirement Benefit." The Retirement Benefit shall be reduced by the applicable federal, state and local income taxes for each year commencing on such date as set forth in Article IV below and payable annually thereafter, in accordance with the general practice of the Bank for the payment of executive compensation.


                                   ARTICLE III
                                     VESTING
                                     -------

      A Participant shall be 100% vested in his Retirement Benefits upon the completion of ten years of service as a Director or Executive Officer of the Bank. Prior years of service as Director or Executive Officer of the Bank prior to the effective date of the Plan will be credited for this purpose.


                                   ARTICLE IV
                            DISTRIBUTION OF ACCOUNTS
                            ------------------------

      Retirement Benefits become payable upon: (1) attainment of age 62 if the Participant is an Executive Officer or (2) attainment of age 70 if the Participant is a Director. Notwithstanding the foregoing, Participants who are Executive Officers of the Bank may retire early and payment of their Retirement Benefits will commence upon the Participant's attainment of age 59. If a Participant who is an Executive Officer elects early retirement as previously described, his Retirement Benefits will be reduced by 20%.


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      B. When a Participant's  Retirement Benefits become payable, a Participant may elect to have his Retirement Benefits paid in the form of a lump sum cash payment equal to the present value of the Retirement Benefit determined as of the date the Retirement Benefits become payable.

      C. If the Participant, who has not elected a lump sum payment and is receiving annual payments for a ten year period certain, dies prior to receiving ten annual payments, the Bank shall make a lump sum cash payment of the present value of the remaining Retirement Benefits (the "Death Benefit") to the Participant's designated beneficiary (or, if none, the Participant's estate). Notwithstanding the foregoing, if the designated beneficiary dies before the Death Benefit has been paid to him, the Death Benefit shall be payable to the designated beneficiary's estate. If the Participant's Retirement Benefit payments have not yet commenced and the Participant dies, the designated beneficiary shall receive the Death Benefit payable in a lump sum cash payment equal to the present value of 100% of the Participant's Retirement Benefit. If the Participant does not have a designated beneficiary, the Death Benefit shall be paid to the Participant's estate. Death Benefits are payable within 90 days of the date of death.

      D. A termination of service for Cause will result in immediate forfeiture of the Participant's Retirement Benefits. For purpose of this Article, "Cause" is defined as any personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform duties and responsibilities of the position or willful violation of any law, rule or regulation (other than traffic violations or other minor offenses). The determination of whether a termination of service is for Cause shall be solely in the Board's discretion.

                                    ARTICLE V
                                CHANGE IN CONTROL
                                -----------------

      A. Upon a Change in Control, all benefits will be 100% vested and paid out in a lump sum cash payment within 30 days of the Change in Control. Notwithstanding anything to the contrary herein, a Participant receiving benefits under this Article V may elect to receive his lump sum payment in the form of Bank stock. For purposes of this Article, Change in Control shall mean any one of the following events: (1) the acquisition of ownership or power to vote more than 25% of the votes eligible to be cast at a meeting of the members or stockholders, as applicable, of the Bank (other than control of general proxies by the Board); (2) the acquisition of the ability to control the election of a majority of the directors of the Bank (other than control of general proxies by the Board); (3) during any period of three or less consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason, other than death, disability or retirement, to constitute at least a majority thereof; provided, however, that any individual whose election or nomination for election as a member of the Board shall be considered to have continued to be a member of the Board of the Bank; or (4) if the Bank is organized in stock form, the acquisition by any person or entity of "conclusive control" of the Bank within the meaning of 12 CFR ss.574.4(a), ss.574.4(b) that has not been rebutted in accordance with 12 CFR ss.574.4(c). For purposes of this paragraph, the term "person" refers to an individual or corporation, partnership, trust association or other organization, but does not include the Participant and any person or persons with whom the Participant is "acting in concert" within the meaning of 12 CFR Part 574.


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         B. The Bank shall not merge or consolidate with any other corporation, or in any way be acquired by any other corporation, unless and until such corporation expressly assumes the duties and obligations of the Bank herein set forth.

                                   ARTICLE VI
                                   INSOLVENCY
                                   ----------

If the Bank is Insolvent, no Retirement Benefits shall be payable under this Plan. The Bank shall be considered "Insolvent" for purposes of this Trust Agreement if (1) the Bank is unable to pay its debts as they become due or (2) the Bank is subject to a pending proceeding as a debtor as defined in Article 3(x)(1) of the Federal Deposit Insurance Act.

                                   ARTICLE VII
                           ADMINISTRATION OF THE PLAN
                           --------------------------

      A. The Board shall appoint one or more employees of the Bank to act as the Plan Administrator. The Plan Administrator shall be responsible for the general operation and administration of the Plan, and shall have such powers as are necessary to discharge its duties under the Plan, including, without limitation, the following:

      (1) with the advice of the general counsel of the Bank, to construe and interpret the Plan, to decide all questions of eligibility, to determine the amount, manner and time of payment of any benefits hereunder, to prescribe rules and procedures to be followed by Participants and their beneficiaries under the Plan, and to otherwise carry out the purposes of the Plan; and

      (2) to appoint or employ individuals to assist in the administration of the Plan and any other agents deemed advisable.

The decisions of the Plan Administrator shall be binding and conclusive upon all Participants, beneficiaries and other persons.

      B. Any Participant claiming a benefit, requesting an interpretation or ruling, or requesting information, under the Plan, shall present the request in writing to the Plan Administrator, which shall respond in writing as soon as practicable. If the claim or request is denied, the written notice of denial shall state the following:

      (1) the reasons for denial, with specific reference to the Plan provisions upon which the denial is based;

      (2) a description of any additional material or information required and an explanation of why it is necessary; and

      (3)   an explanation of the Plan's review procedure.


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      The initial  notice of denial shall normally be given within 90 days after receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days. Any person whose claim or request is denied, or who has not received a response within 30 days, may request review by notice in writing to the Plan Administrator. The original decision shall be reviewed by the Plan Administrator, which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing. The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be extended to 120 days. The decision on review shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and binding on all parties concerned.

                                  ARTICLE VIII
                            AMENDMENT OR TERMINATION
                            ------------------------

A. The Bank intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Bank, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution or such later date as the resolution may expressly state.

B. No amendment or termination of the Plan shall directly or indirectly deprive any current or former Participant or his beneficiaries of all or any portion of his benefit as determined as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of Benefits shall be made to Participants or their beneficiaries in the manner and at the time described in Article IV as if each Participant had then attained the (latest) age at which Retirement Benefits would become payable to him. The Bank shall continue to pay Benefits until each Participant and/or beneficiary has received the full amount to which they are entitled under the Plan.


                                   ARTICLE IX
                     FIDUCIARY RESPONSIBILITY AND LIABILITY
                     --------------------------------------

      In carrying out its responsibilities under the Plan, the Bank, the Board, the Plan Administrator and any other fiduciary hereunder shall act solely in the interest of the Participants and their designated beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.


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                                    ARTICLE X
                                  MISCELLANEOUS
                                  -------------

      A. Any provision of this Plan  prohibited by law shall be  ineffective  to
the  extent  of  any  such  prohibition,   without  invalidating  the  remaining
provisions hereof

      B. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Bank for payment of any benefits hereunder. The right of a Participant or his beneficiary to receive a benefit hereunder shall be an unsecured claim against the general assets of the Bank, and neither the Participant nor a beneficiary shall have any rights in or against any specific assts of the Bank.

      C. Nothing contained in the Plan shall constitute a guaranty by the Bank, the Board, the Plan Administrator, or any other person or entity, that the assets of the Bank will be sufficient to pay any benefit hereunder. No Participant or beneficiary shall have any right to receive a distribution under the Plan except in accordance with the terms of the Plan.

      D. Establishment of the Plan shall not be construed to give any Participant the right to be retained as a member of the Board or as an Executive Officer.

      E. Benefits payable to a Participant or beneficiaries under this Plan may not be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

      F. The Plan shall be construed and administered under the laws of the State of Indiana, except to the extent preempted by federal law.

      G. If any person entitled to a payment under the Plan is deemed by the Bank to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Bank may provide for such payment or any part thereof to be made to any other person or institution that is contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Bank, the Board, the Plan Administrator and the Plan therefore.

      H. Each Participant or beneficiary shall keep the Plan Administrator informed of his current address. The Plan Administrator shall not be obligated to search for the whereabouts of any person.

      I. Notwithstanding any of the preceding provisions of the Plan, none of the Bank, any member of the Board, any Plan Administrator or any individual acting as an employee or agent of the Bank, the Board or the Plan Administrator, shall be liable to any Participant, former Participant, or any beneficiary or other person for any claim, loss, liability or expense incurred by such Participant, or beneficiary or other person in connection with the Plan.


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      J.  The  Plan  shall  not be  construed  to  affect  any  right  that  any
Participant may otherwise have to participate in, or under, any other retirement plan or agreement that the Bank may now or hereafter offer.

      K. The Plan and provisions hereunder shall be binding upon the Participant and the Participant's respective heirs, executors, administrators or successors.

      L. Any notice under the Plan shall be in writing, or by electronic means, and shall be received when actually delivered, or mailed postage paid as first class U.S. Mail. Notices shall be directed to the Bank at its principal business office at Second & Bridgeway Streets P.O. Box 119 Aurora, IN 47001 to the CEO of the Bank, and to a beneficiary entitled to benefits at the address stated in the Participant's beneficiary designation, or to such other addresses any party may specify by notice to the other parties.

      IN WITNESS WHEREOF, the Plan has been executed on behalf of the Bank on this 29th day of December 2000.

                                         Peoples Federal Savings Bank

                                         /s/ Mel E. Green

                                         By: Mel E. Green, CEO


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                                   SCHEDULE A

                          Peoples Federal Savings Bank
           Executive Officers and Directors Deferred Compensation Plan

                            SCHEDULE OF PARTICIPANTS
                                                           Date Became Director/
Participant:                 Date of Birth:                Executive Officer
Gilbert L. Houze                   05/05/28                      02/15/57
Robert L. Laker                    09/28/30                      02/01/72
Carl E. Petty                      11/11/37                      01/09/84
Jack D. Tandy                      03/11/32                      02/01/86
Dale R. Moeller                    09/13/36                      02/12/87
Mel E. Green                       10/21/49                      10/01/87
Stuart M. Suggs                    06/27/57                      07/19/99


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